UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 13, 2007

GREATER COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

NEW JERSEY	000-14294	22-2545165
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 UNION BOULEVARD, TOTOWA, NJ		07512
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	973-942-1111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Merger Agreement

On November 13, 2007, Greater Community Bancorp (“GCB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oritani Financial Corp. (“OFC”), pursuant to which GCB will merge with and into OFC, with OFC being the surviving corporation (the “Merger”).  In connection with the Merger, Greater Community Bank, a wholly-owned subsidiary of Greater Community Bancorp, will be merged with and into Oritani Savings Bank, a wholly-owned subsidiary of Oritani Financial Corp.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, each share of GCB common stock issued and outstanding will be converted into the right to receive, at the holder’s option, (i) cash consideration of $21.40 or (ii) that number of shares of the common stock of OFC equal to one (1) multiplied by the exchange ratio, which shall be equal to $21.40 divided by the average closing sales price of a share of the common stock of Oritani Financial Corp. for the 20 consecutive trading days ending on the second trading day preceding the effective time of the Merger (the “OFC Market Value”).  The exchange ratio will not be less than 1.1935 nor greater than 1.4588.  If a fractional share of OFC common stock would be issued to any GCB shareholder upon conversion, OFC will pay said shareholder an amount of cash equal to such fractional share multiplied by the OFC Market Value in lieu of issuing the fractional share.

GCB shareholders may elect to receive either cash or OFC common stock in exchange for all of their shares, or they may elect to receive a combination of cash and stock.  However, pursuant to the Merger Agreement, 60% of the aggregate consideration must be paid in shares of OFC common stock and the remainder in cash.  Therefore, to the extent GCB shareholders elect to receive OFC stock with respect to more than 60% of the shares or elect to receive cash with respect to more than 40% of the shares, the shareholder elections will be modified to the extent necessary to cause 60% of the shares to receive OFC common stock.

The Merger Agreement contains representations, warranties and covenants of both parties.  Among other customary covenants, GCB has agreed that it will conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger and will refrain from taking certain actions during such period unless it obtains the prior written consent of OFC or OFC fails to timely object to any request for consent.  The Board of Directors has agreed, subject to certain conditions, to submit the Merger for approval by the shareholders and to recommend the approval of the Merger.  A majority of GCB’s directors have entered into voting agreements whereby they have agreed to vote their shares of GCB common stock to approve the Merger.  GCB has agreed not to initiate or solicit or, subject to certain exceptions, discuss or negotiate proposals relating to alternative business combination transactions, or provide confidential information to any party in connection with any alternative business combination.  GCB has also agreed that it will promptly suspend its Dividend Reinvestment Plan.

Two members of the GCB Board of Directors, Charles J. Volpe and Alfred R. Urbano, will be appointed to the Board of Directors of both OFC and Oritani Savings Bank.

The Merger is expected to be completed during the second quarter of 2008 and is subject to the approval of the shareholders of both GCB and OFC, the receipt of regulatory approvals and other customary closing conditions, including a minimum value of the OFC common stock.  In the event the Merger Agreement is terminated in connection with certain circumstances involving the approval by GCB’s Board of Directors of, or GCB entering into an agreement relating to, an alternative business combination, GCB is obligated to pay OFC a fee of $6,600,000.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the actual terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety.

The representations and warranties of the parties made in the Merger Agreement were made solely for purposes of the contract between the parties to the Merger Agreement.  The assertions embodied in those representations and warranties are subject to important qualifications and limitations agreed to by the parties in connection with the negotiation of the terms of the Merger Agreement.  Representations and warranties may not be accurate or complete because they were made as of a specified date, may be subject to a contractual standard of materiality that may differ from what is viewed as material by shareholders, may have been used for the purpose of allocating risk between the parties and/or may establish closing conditions rather than establishing matters as facts.  Accordingly, no person should rely on the representations and warranties as statements of facts at the time they were made or otherwise and the representations and warranties should be read only in conjunction with the other information that GCB makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

In connection with GCB and OFC entering into the Merger Agreement, GCB entered into agreements with certain GCB employees.  For more information regarding these agreements, see Item 5.02, which information is incorporated herein by reference.

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Compete Agreement

Effective as of the date of the Merger Agreement, GCB has entered into a non-compete agreement (the “Non-Compete Agreement”) with Anthony M. Bruno, Jr., GCB’s President and Chief Executive Officer.  The agreement provides generally that Mr. Bruno will receive twelve monthly payments of $35,416.67 following the closing of the Merger, and in exchange will furnish to OFC information and assistance requested by OFC for sixty days following the closing of the Merger.  In addition, for a period of twelve months following the closing of the Merger, Mr. Bruno has generally agreed not to: be employed by or participate in the management of a savings bank, savings bank holding company, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, or any mortgage or loan broker in Passaic, Bergen, Hudson or Morris counties, New Jersey; divert business from OFC or discourage other persons, firms or corporations from doing business with OFC; solicit deposits from any person, firm or corporation in Passaic, Bergen, Hudson or Morris counties, New Jersey; or solicit for employment or recommend for employment to another person, firm or corporation any employee of Oritani Savings Bank or OFC.

Change in Control, Confidentiality and Non-Compete Agreement

Effective as of the date of the Merger Agreement, GCB has entered into a change in control, confidentiality and non-compete agreement (the “Change in Control Agreement”) with Stephen J. Mauger, GCB’s Chief Financial Officer.  The Change in Control Agreement provides Mr. Mauger with certain benefits in the event that GCB terminates his employment within twelve months following a Change in Control of GCB for a reason other than Just Cause.  The Change in Control Agreement also provides certain benefits to Mr. Mauger if he should voluntarily terminate his employment within twelve months following a Change in Control of GCB when Good Reason exists and GCB fails to address the basis for that Good Reason within 30 days of his having notified GCB in writing of that basis.

The Change in Control Agreement defines a “Change in Control” as: (i) the acquisition by any person (other than GCB) of ownership power to vote more than 33⅓% of GCB’s or Greater Community Bank’s voting stock; (ii) the acquisition by any person (other than GCB) of the control of the election of a majority of GCB’s or Greater Community Bank’s directors; (iii) the exercise of a controlling influence over the management or policies of GCB or Greater Community Bank by any person (other than GCB) or by persons acting as a group within the meaning of §13(d) of the Securities Exchange Act of 1934; or (iv) during any period of two consecutive years, individuals who at the beginning of such two year period constitute the board of directors of GCB (the “Continuing Directors”) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the GCB board of directors was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.

The Change in Control Agreement defines “Just Cause” to exist when the GCB or Greater Community Bank board of directors determines in its sole discretion that there shall have occurred one or more of the following events with respect to Mr. Mauger: (1) dishonesty arising from or relating to Mr. Mauger’s position; (2) commission of an act that causes or that probably will cause economic damage to the company or injury to its business reputation arising from or relating to Mr. Mauger’s position; (3) misconduct arising from or relating to Mr. Mauger’s position; (4) breach of fiduciary duty; (5) failure to perform stated duties; (6) violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order; or (7) breach of any provision of the Change in Control Agreement.

The Change in Control Agreement defines “Good Reason” as, unless done with the consent of Mr. Mauger: the assignment of duties materially inconsistent with the Mr. Mauger’s position as the Chief Financial Officer; his duties and responsibilities immediately prior to the Change in Control; a material reduction in Mr. Mauger’s base salary as in effect at the time of the Change in Control; or GCB requiring Mr. Mauger to be based anywhere other than within thirty (30) miles of Mr. Mauger’s office location at the time of the Change in Control, except for required travel on GCB’s business to an extent substantially consistent with Mr. Mauger’s business travel obligations for his position.

In the event that GCB terminates Mr. Mauger’s employment within twelve (12) months following a Change in Control of GCB for a reason other than Just Cause or Mr. Mauger terminates his employment with GCB when Good Reason exists and GCB fails to address the basis for that Good Reason within 30 days of his having notified GCB in writing of that basis, Mr. Mauger shall be paid one (1) times his base annual salary, less that amount of base salary, excluding any bonuses, actually paid after the Change in Control, and subject to ordinary tax withholdings, provided Mr. Mauger executes an Acknowledgment and Release Agreement regarding employment-related claims in a form satisfactory to GCB.  The aggregate amount payable to Mr. Mauger shall not equal or exceed the difference between (i) the product of 2.99 times Mr. Mauger’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Internal Revenue Code) that Mr. Mauger receives on account of the change in control.

If GCB or Greater Community Bank disposes of all or substantially all its property and assets, or ceases to exist as a result of a merger or otherwise, GCB and Greater Community Bank will, as a condition precedent to any such transaction, cause the entity acquiring the property or assets or succeeding to the business to become bound by, and replace GCB or Greater Community Bank, under the Change in Control Agreement.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

A number of the matters discussed in this report that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies from the merger of OFC and GCB, combined operating and financial data, competitive strengths, growth opportunities, and whether and when the transactions contemplated by the merger agreement will be consummated.  The discussion of such matters is qualified by the inherent risk and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters.  Such risks and uncertainties include:  the failure to realize capital and operating expense synergies in the timeframe expected or at all; the merger may involve unexpected costs or liabilities; the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with the consummation of the merger; approval of the merger by the stockholders of OFC and GCB and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in GCB’s reports filed with the United States Securities and

Exchange Commission, including GCB’s annual report on Form 10-K for the year ended December 31, 2006, and subsequent reports filed with the Securities and Exchange Commission.

Additional Information and Where to Find It

OFC and GCB will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed Merger with the Securities and Exchange Commission (the “SEC”).   SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about OFC and GCB, at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus to be filed by OFC also can be obtained, when available and without charge, by directing a request to Oritani Financial Corp., Attention: Kevin J. Lynch, 370 Pascack Road, Township of Washington, New Jersey 07676, (201) 664-5400 or to Greater Community Bancorp, Attention: Anthony M. Bruno, 55 Union Boulevard, Totowa, New Jersey 07512, (973) 942-1111.

Participants in Solicitation

Greater Community Bancorp, Oritani Financial Corp. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Greater Community Bancorp and Oritani Financial Corp. in connection with the Merger.  Information about the directors and executive officers of Greater Community Bancorp and their ownership of Greater Community Bancorp common stock is set forth in Greater Community Bancorp’s most recent proxy statement as filed with the SEC on Schedule 14, which is available at the SEC’s Internet site (http://www.sec.gov) and upon request from Greater Community Bancorp at the address in the preceding paragraph.  Information about the directors and executive officers of Oritani Financial Corp. is set forth in Oritani Financial Corp.’s most recent proxy statement filed with the SEC on Schedule 14A, which is available at the SEC’s Internet site and upon request from Oritani Financial Corp. at the address set forth in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed with this Report and are attached hereto:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger between Oritani Financial Corp. and Greater Community Bancorp

10.1	Non-Compete Agreement of Mr. Bruno

10.2	Change in Control, Confidentiality and Non-Compete Agreement of Mr. Mauger

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER COMMUNITY BANCORP

Date: November 15, 2007	/s/ Stephen J. Mauger
Stephen J. Mauger
Senior Vice President, Treasurer and
Chief Financial Officer